EXHIBIT 26 (n) (2)

                       Consent of Brian A. Giantonio, Esq.

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August 8, 2006



Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549



RE:  PHLVIC Variable Universal Life Account

     PHL Variable Insurance Company

     Post Effective Amendment No. 9 to Registration Statement filed on Form N-6

     File Nos. 333-119916 and 811-09065



To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus or Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,

/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company